UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 19, 2003


                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                  0-17072                   11-2844247
 ---------------------------         -------                   ----------
(State or other jurisdiction (Commission File Number) (IRS Employer ID Number) of incorporation)


     100 Sweeneydale Avenue, Bay Shore, New York                11706
     --------------------------------------------               -----
     (Address of principal executive offices)                 (Zip Code)


                                 (631) 434-1300
                                 --------------
              (Registrant's telephone number, including area code)

     Item 7.   Financial Statements and Exhibits

     (c)   Exhibits

     99.1  Press release dated August 19, 2003.

     Item 12.  Disclosure of Results of Operations and Financial Condition.
               -----------------------------------------------------------

     On August 19, 2003, the Company issued the press release attached as
Exhibit 99.1 to this Form 8-K concerning the Company's results of operations for the fiscal year ended July 1, 2003.

     This information, which is required to be disclosed pursuant to Item 12 of Form 8-K, is being furnished under Items 9 and 12 in accordance with the Securities and Exchange Commissions's Final Rule Release No. 33-8216 (March 27,
2003). This report and the exhibit are furnished and are not considered "filed" with the Securities and Exchange Commission. As such, this information shall not be incorporated by reference into any of the Company's reports or other filing made with the Securities and Exchange Commission.

     Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we caution investors that certain statements contained in this Report that state our or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, risks related to such factors as the ability of the Company to obtain new projects, the Company's ability to increase its gross margins and limit or reduce its expenses, the frequency and magnitude of environmental disasters or disruptions, the effects of new laws or regulations relating to environmental remediation, the Company's ability to raise or access capital, the competitive environment within the Company's industry, dependence on key personnel, economic conditions and other market conditions and risks detailed from time to time the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               WINDSWEPT ENVIRONMENTAL GROUP, INC.


                               By: /s/Michael O'Reilly
                                  -----------------------------------
                                  Michael O'Reilly,
                                  President and Chief Executive Officer

     Date:  August 19, 2003